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                                                                  Exhibit 23
                                                                  (12/11/98 8-K)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Form 8-K Current Report of The Ziegler Companies, Inc. dated December 28, 1998, of our report dated March 5, 1998, on our audits of the consolidated financial statements of PMC International, Inc. as of and for the years ended December 31, 1997 and 1996, which report is included in the Annual Report on Form 10-KSB of PMC International, Inc. for the year ended December 31, 1997.



SPICER, JEFFRIES & CO.
Denver, Colorado
December 16, 1998